UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2005

AMERICAN SKIING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13057	04-3373730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

136 HEBER AVENUE, SUITE 303, PARK CITY, UTAH 84060

(Address of principal executive offices)

Registrant’s telephone number, including area code: (435) 615-0340

N/A

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant ) is hereby incorporated by reference into this Item 1.01.

ITEM 2.03.    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

                On May 23, 2005, American Skiing Company (the “Company”) entered to an industry standard 1992 ISDA Master Agreement (the “Agreement”) with Credit Suisse First Boston International (the “Counterparty”) in connection with its obligation to mitigate certain floating rate interest risk pursuant to the terms of its existing first lien and second lien credit agreements (the “Credit Agreements”) and entered into an interest rate swap transaction (the “Swap Transaction”) with the Counterparty under the Agreement to hedge the Company’s floating rate interest risk on $95 million of debt outstanding under the Credit Agreements.  Under the Swap Transaction, the Company is required to make certain quarterly fixed rate payments to the Counterparty calculated on a notional amount of $95 million, net of the Counterparty’s obligation to make quarterly floating rate payments referencing the same notional amount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 27, 2005	American Skiing Company

	By:	/s/ Foster A. Stewart, Jr.
		Name:	Foster A. Stewart, Jr.
		Title:	Senior Vice President and
General Counsel